                            SCHEDULE 14A INFORMATION
                                 Amendment No. 2
                                 ---------------

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[_]   Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               ION Networks, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
      1)   Title of each class of securities to which transaction applies:
           Common Stock, par value $.01 per share
      2)   Aggregate number of securities to which transaction applies:
           _____________.
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $ _______.
      4)   Proposed maximum aggregate value of transaction: $_________________
      5)   Total fee paid: $____________.

[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)   Amount Previously Paid:
      2)   Form, Schedule or Registration Statement No.:
      3)   Filing Party:
      4)   Date Filed:

                               ION NETWORKS, INC.
                          1551 South Washington Avenue
                           Piscataway New Jersey 08854

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 17, 2002

To the Stockholders of ION NETWORKS, INC.:


         NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of ION Networks, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company at Washington Plaza, 1551 South Washington Avenue, Piscataway, New Jersey, on October 17, 2002, at 10:30 A.M., Eastern Time, for the following purposes:


         1. To elect a board of six (6) directors to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified;

         2. To approve an amendment to the Company's Certificate of Incorporation, as amended, to effect a reverse stock split;

         3. To adopt the ION Networks, Inc. 2002 Stock Incentive Plan (the "2002 Plan");

         4. To ratify the selection of Deloitte and Touche LLP as the Company's independent auditors; and

         5. To approve an amendment to the Company's Certificate of Incorporation, as amended, to increase the number of shares of common stock, par value $.001 per share, that the Company is authorized to issue from 50,000,000 to 100,000,000;

         6. To approve the issuance of up to 35,000,000 shares of Common Stock or securities convertible into or exercisable for up to 35,000,000 shares of Common Stock (such as convertible preferred stock or warrants) or any of the foregoing in combination, at such prices and on such terms as may be approved by the Board of Directors; provided that such issuance(s) would (i) generate gross proceeds to the Company in an aggregate amount not to exceed $7,000,000, (ii) occur within three months after the date this proposal is approved by our stockholders, and (iii) be sold at market value or, if market conditions warrant, at prices no lower than (or having an exercise price no lower than) a 20% discount to the last bid price of the Common Stock on the day prior to the date that a binding agreement is entered into for the sale of such securities; and

         7. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Management is aware of no other business which will come before the Annual Meeting.

         The Board of Directors has fixed the close of business on August 26, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Holders of a majority of the outstanding shares must be present in person or by proxy in order for the Annual Meeting to be held.

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. YOU ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY CARD. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURE SET FORTH IN THE PROXY STATEMENT.

                                           By Order of the Board of Directors,

                                           /s/ Cameron Saifi
                                           Cameron Saifi, Secretary
                                           Piscataway, New Jersey
                                           September 6, 2002


To be mailed to stockholders on or about September 10, 2002.

                               ION NETWORKS, INC.
                          1551 South Washington Avenue
                           Piscataway New Jersey 08854

                                 PROXY STATEMENT

                                  ------------

General Information

         This Proxy Statement is furnished in connection with the solicitation by the board of directors ("Board of Directors" or the "Board") of Ion Networks, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on October, 17
2002 (the "Annual Meeting"), at 10:30 A.M., Eastern Time, at Washington Plaza, 1551 South Washington Avenue, Piscataway, New Jersey and at any adjournment or postponement thereof.

Revocability of Proxy

         A form of proxy is enclosed for use at the Annual Meeting. The proxy may be revoked by a stockholder at any time before it is voted by execution of a proxy bearing a later date or by written notice to the Secretary before the Annual Meeting, and any stockholder present at the Annual Meeting may revoke his or her proxy at the Annual Meeting and vote in person if he or she desires. When such proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any instructions noted thereon.

Solicitation and Voting Procedure

         If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted (i) FOR the election of the nominees for director named in this Proxy Statement; (ii) FOR the approval of an amendment to the Company's Certificate of Incorporation, as amended, to effect a reverse stock split; (iii) FOR the adoption of the 2002 Plan; (iv) FOR the ratification of the selection of Deloitte and Touche LLP as the Company's independent auditors; (v) FOR the approval of an amendment to the Company's Certificate of Incorporation, as amended, to increase the number of shares of common stock that the Company is authorized to issue from 50,000,000 to 100,000,000; (vi) FOR approval of the issuance of up to 35,000,000 shares of Common Stock or securities convertible into or exercisable for up to 35,000,000 shares of Common Stock (such as convertible preferred stock or warrants) or any of the foregoing in combination, at such prices and on such terms as may be approved by the Board of Directors; provided that such issuance(s) would (i) generate gross proceeds to the Company in an aggregate amount not to exceed $7,000,000, (ii) occur within three months of the date this proposal is approved by our stockholders, and (iii) be sold at market value or, if market conditions warrant, at prices no lower than (or having an exercise price no lower than) a 20% discount to the last bid price of the Common Stock on the day prior to the date that a binding agreement is entered into for the sale of such securities; and (vii) to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

         The solicitation of proxies will be conducted primarily by mail. The cost for soliciting proxies on behalf of the Board of Directors, if any, will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, Internet, telefax or cable by personnel of the Company who will not receive any additional compensation for such solicitation. The Company may reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies. The Company has retained American Stock Transfer & Trust Co. to aid in the distribution of the proxy materials at an estimated cost not to exceed $65,000.

         This Proxy Statement and the accompanying form of proxy will be first mailed to stockholders on or about September 10, 2002.

Record Date and Quorum Requirements

         The close of business on August 26, 2002 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of August 26, 2002, there were 25,138,000 shares of common stock, par value $.001 per share, of the Company (the "Common Stock") outstanding. The required vote for each proposal is further described under the heading of the relevant proposals. The holders of a majority of the shares of Common Stock outstanding on the Record Date, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and at any adjournment or postponement thereof. Votes withheld in the election of directors, and abstentions and broker non-votes with respect to any other proposal, will be deemed as present for purposes of determining a quorum at the Annual Meeting. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner.

             ------------------------------------------------------

                                 PROPOSAL NO. 1

                              Election of Directors

             ------------------------------------------------------


         The Company's By-Laws authorize the number of directors to be not less than three (3) but no more than fifteen (15). The number of directors on the Board currently consists of eight (8) members. At the Annual Meeting, the stockholders will elect six (6) directors to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified:
Messrs. Stephen M. Deixler, Baruch Halpern, Alexander C. Stark, Jr., Frank S. Russo, Vincent Curatolo and Kam Saifi (the "nominees"). Proxies cannot be voted for a greater number of persons than the number of nominees named. Directors are elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Votes withheld in the election of directors, and abstentions and broker non-votes if any, will not be counted towards the election of any person as a director.

         Each of the nominees has consented to serve as a director if elected. To the best of the Company's knowledge, all the nominees will be available to serve, but in the event that any of the nominees for director should, before the Annual Meeting, become unable to serve, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominees as may be recommended by the Company's existing Board of Directors. Unless authority to vote for any director is withheld in a proxy, it is intended that each proxy will be voted FOR each of the nominees.

Information Concerning Nominees

         Set forth below is certain information with respect to each director nominee:

                  KAM SAIFI has served as Chief Executive Officer, President and Director of the Company since October 2001. Prior to joining ION, from November 2000 to August 2001, Mr. Saifi served as the Chairman of the Board of Directors and Chief Executive Officer of Internet Refinery, a provider of collaborative commerce and business intelligence solutions. From June 2000 to August 2000, Mr. Saifi served as Vice Chairman and Executive Vice President of Visual Networks, Inc. which merged with Avesta Technologies, Inc., a New York-based software company focusing on managing Internet infrastructure. Mr. Saifi was the Founder, Chairman of the Board of Directors, Chief Executive Officer and President of Avesta Technologies, Inc. from October 1996 to May 2000. He has also served as a member of the Board of Directors for MetaMatrix from 1998 to 2000.


                  STEPHEN M. DEIXLER has been Chairman of the Board of Directors since 1985 and served as Chief Executive Officer of the Company from April 1996 to May 1997. He was President of the Company from May 1982 to June 1985 and served as Treasurer of the Company from its formation in 1982 until September 1993. Mr. Deixler currently also serves as Chairman of the Board of Trilogy Leasing Co, LLC and, in March 2002, became Chief Financial Officer of Multipoint Communications, LLC, a company which provides video conferencing services. Mr. Deixler was the Chairman of Princeton Credit Corporation until April 1995.


                  ALEXANDER C. STARK, JR. has been a director of the Company since 1997. From 1995 to 2000, Mr. Stark served as the President of AdCon, Inc., a consulting firm organized to advise and counsel senior officers of global telecom companies. Mr. Stark previously worked for 40 years at AT&T, where he most recently served as a Senior Vice President.

                  BARUCH HALPERN has served as a director of the Company since 1999. From 1995 to 1999, Mr. Halpern was an institutional research analyst with Goldsmith & Harris Incorporated, where he advised institutions about investment opportunities. He was also an advisor in connection with a leveraged buy-out of a public company and several private placements. In 1999, Mr. Halpern formed Halpern Capital as a DBA entity under Goldsmith & Harris Incorporated. Currently, Halpern Capital is a DBA entity under UVEST Investment Services, a member of NASD/SIPC.

                  FRANK RUSSO has served as a director of the Company since 2000. Mr. Russo was with AT&T Corporation from September 1980 to September 2000 and most recently served as its Corporate Strategy and Business Development Vice President. While at AT&T, Mr. Russo held a number of other positions including that of General Manager, Network Management Services from which he helped architect and launch AT&T's entry into the global network outsourcing and professional services business. Mr. Russo retired from AT&T in 2000. Prior to joining AT&T, Mr. Russo was employed by IBM Corporation in a variety of system engineering, sales and sales management positions. Mr. Russo served on the Board of Director of Oak Industries, Inc., a manufacturer of highly engineered components, in 1999 and 2000, and currently serves on the Board of Directors of Advance-com, a private e-commerce company headquartered in Boston, Massachusetts.


                  VINCENT CURATOLO has served as director of the Company since 2002. Mr. Curatolo has held several executive positions at Cisco Systems since May 1998. He is currently the Senior Director of Business Development for the Global Service Provider Business Unit of Cisco Systems. Prior to that position, he served as the Senior Director and Director of Cisco Systems in the areas of field operations and technical field operations. From December 1994 to May 1998, Mr. Curatolo served as Vice President of Global Data Networks at JP Morgan.


Directors and Executive Officers

         The directors and executive officers of the Company, their ages and present positions with the Company as of August 15, 2002 are as follows:


                    Name                        Age              Position Held with the Company
                    ----                        ---              ------------------------------
Kam Saifi*                                       42     Chief Executive Officer, President and Director
Cameron Saifi*                                   40     Chief Operating Officer, Executive Vice
                                                        President and Secretary
David Arbeitel                                   41     Chief Technology Officer and Vice President
Ted Kaminer                                      43     Chief Financial Officer, Principal Accounting Officer and Vice President**
Stephen M. Deixler/(1)(2) (3)(4)/                66     Chairman of the Board of Directors
Alexander C. Stark, Jr. /(1)(2) (3)(4)/          69     Director
Alan Hardie /(3)/                                62     Director
William Martin Ritchie/(4)/                      53     Director
Baruch Halpern                                   51     Director
Frank S. Russo/(4)/                              59     Director
Vincent Curatolo                                 43     Director

/(1)/ Member of Compensation/Stock Option Committee

/(2)/ Member of Nominating Committee

/(3)/ Member of Audit Committee

/(4)/ Member of Strategic Steering Committee

* Kam Saifi and Cameron Saifi are brothers.

** Mr. Kaminer became the Principal Accounting Officer on August 15, 2002, as a result of Mr. Ron Forster's (the former Vice President of Finance and Controller) separation from the Company due to a reduction in force.

Information Concerning Other Current Directors and Non-Director Executive
Officers

         Set forth below is certain information with respect to other current directors and each executive officer of the Company who is not also a director nominee of the Company:

                  ALAN HARDIE has served as a director of the Company since 1999. From 1995 until 2001, when he retired, Mr. Hardie served as Chief of Operations for AT&T and BT Global Venture-Concert.

                  WILLIAM MARTIN RITCHIE has served as a director of the Company since 1999. Since 1995, Mr. Ritchie has been a consultant in his own consulting entity, Mr. Ventures, where he provides various start-up companies with management assistance and early stage investment. Mr. Ritchie was a founder of Spider Systems, a Scottish electronics company, where he served in several capacities, including as Managing Director, from 1984 to 1995. Mr. Ritchie currently serves on the board of directors of various companies in Scotland.

                  CAMERON SAIFI has served as Chief Operating Officer and Executive Vice President of the Company since October 2001 and Secretary of the Company since December 2001. Prior to joining ION, from October 2000 to October 2001, Mr. Saifi served as the President, Chief Operating Officer and Co-Founder of Internet Refinery, a provider of collaborative commerce and business intelligence technology for Business-to-Business applications. Previously, from January 1997 to June 2000, Mr. Saifi served as Senior Vice President and Chief Operating Officer for Avesta Technologies, Inc.

                  DAVID ARBEITEL has served as Chief Technology Officer and Vice President of the Company since October 2001. Prior to joining ION, Mr. Arbeitel was the sole proprietor of his consulting firm, Arbeitel Associates from September 2000 to October 2001. From June 2000 to September 2000, Mr. Arbeitiel served as Vice President and Chief Technology Officer of Visual Networks, Inc. and was one of the founders of Avesta Technologies, Inc. where he was Senior Vice President and Chief Technology Officer from October 1996 to May 2000.


                  TED KAMINER has served as Chief Financial Officer and Vice President of the Company since May 2002. Prior to joining ION, from October 2000 to April 2002, Mr. Kaminer was an independent consultant. From March 1998 to September 2000, Mr. Kaminer served as Senior Vice President of Finance and Chief Financial Officer of CMPExpress, a provider of computer hardware and software to corporate, government and education accounts. Previously, he served as Senior Vice President, Investment Banking at Berwind Financial Group, L.P., from October 1994 to January 1998.

Board Meetings and Committees

         During the Company's fiscal year ended March 31, 2002 there were six meetings of the Board of Directors and the Board acted by unanimous written consent seven times. Each of the members of the Board of Directors who is currently a director, except for Mr. Hardie who attended five board meetings and Mr. Russo who attended four board meetings, attended all of the meetings of the Board of Directors during fiscal 2002 and attended all meetings held by the committees on which such nominee served.

         The Board of Directors has a Compensation/Stock Option Committee which currently consists of Messrs. Stephen M. Deixler and Alexander C. Stark, Jr. The function of the Compensation/Stock Option Committee is to review and establish policies, practices and procedures relating to compensation of key employees, including officers and directors who are key employees, outside directors and consultants, to grant cash and non-cash bonuses to employees and grant non-plan stock options and warrants to employees, outside directors and consultants and to administer employee benefit plans, including all stock option plans of the Company. During the fiscal year ended March 31, 2002, the Compensation/Stock Option Committee held two meetings.

         The Company's Audit Committee currently consists of Messrs. Stephen M. Deixler, Alexander C. Stark, Jr. and Alan Hardie, a majority of which are considered independent directors, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers ("NASD") listing standards. The function of the Audit Committee is to review and advise the Board of Directors of the Company with respect to matters concerning the financial condition and operations of the Company, to nominate independent auditors, the scope of their engagement and their compensation, to review the effectiveness of the Company's internal accounting methods and procedures and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The specific functions and responsibilities of the Audit Committee are set forth in a written charter of the Audit Committee, adopted by the Board of Directors. The Audit Committee reviews and reassesses its Charter annually and recommends any changes to the Board of Directors for approval. A report of the Audit Committee appears under the caption "Audit Committee Report" below. During the fiscal year ended March 31, 2002, the Audit Committee held one meeting.

         The Nominating Committee of the Board of Directors currently consists of Messrs. Stephen M. Deixler and Alexander C. Stark, Jr. The Nominating Committee nominates members of the Board of Directors and it will consider nominees recommended by stockholders. Any nominations should be made in writing and sent to: c/o Nominating Committee, ION Networks, Inc., 1551 South Washington Avenue, Piscataway, NJ 08854, Attn: Stephen M. Deixler. During the fiscal year ended March 31, 2002, the Nominating Committee held two meetings.

         The Company's Strategic Steering Committee currently consists of Messrs. Stephen M. Deixler, Alexander C. Stark, Jr., William Martin Ritchie and Frank S. Russo The function of the Strategic Steering Committee is to discuss and establish policy with respect to the Company's corporate direction and future growth strategies. During the fiscal year ended March 31, 2002, the Strategic Steering Committee held two meetings.

Audit Committee Report

To the Board of Directors
of ION Networks, Inc.

         Our Committee has reviewed and discussed with management of the Company and Deloitte & Touch LLP ("D&T"), the independent auditing firm of the Company, the audited financial statements of the Company as of March 31, 2002 and for each of the two years in the period ended March 31, 2002 (the "Audited Financial Statements"). In addition, we have discussed with D&T the matters required by Codification of Statements on Auditing Standards No. 61, Communications with Audit Committee, as amended by the Auditing Standards Board of American Institute of Certified Accountants.

         The Committee also has received and reviewed the written disclosures and the letter from D&T required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, as amended by the Independence Standards Board, and we have discussed with that firm its independence from the Company. We also have discussed with management of the Company and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

         Management is responsible for the Company's internal controls and the financial reporting process. D&T is responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

         Based on the foregoing review and discussions and a review of the report of D&T with respect to the Audited Financial Statements, and relying thereon, we have recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report on Form 10-KSB for the year ended March 31, 2002.

                             Audit Committee

                             Alexander C. Stark, Jr.
                             Alan Hardie
                             Stephen M. Deixler

Compensation of Directors: Standard Arrangements

         For the fiscal year ended March 31, 2002, each of the members of the Board of Directors who is not also an employee of the Company ("Non-Employee Directors") received fully vested options to purchase 10,000 shares of Common Stock at exercise prices per share equal to the fair market value of the Common Stock on the date of grant. Non-Employee Directors were also granted fully vested options to purchase an additional 1,500 shares of Common Stock for each meeting of the Board of Directors attended by such Non-Employee Director at exercise prices per share equal to the fair market value of the common stock on the date of the grant. Non-Employee Directors serving on committees of the Board of Directors were granted, on an annual basis, fully vested options to purchase 1,500 shares of Common Stock for each committee served thereby at exercise prices per share equal to the fair market value of the common stock on the date of the grant.

         In July 2001, the Board of Directors approved a modification to the director compensation plan for the fiscal year ending March 31, 2002. The modification provides that any director who was not previously serving as such at the time of the last annual stockholder's meeting would receive an additional grant of options to purchase 20,000 shares upon election by the stockholders at exercise prices per share equal to the fair market value of the common stock on the date of the grant. In addition, the Company reimburses all Non-Employee Directors traveling more than fifty miles to a meeting of the Board of Directors for all reasonable travel expenses.

Compensation of Directors: Other Arrangements

         On October 31, 2001, the Board of Directors granted options to purchase 25,000 shares of Common Stock to each of Messrs. Deixler, Halpern, Stark, Hardie, Ritchie and Russo in recognition of their services to the Company with the retention of the new executive management team. These options were granted at an exercise price of $0.335 per share (the fair market value of the Common Stock on the date of grant), are fully vested and expire on October 30, 2006.

         The Company paid the Chairman of the Board of Directors of the Company, $132,000 in the year ended March 31, 2002 for executive search and mergers and acquisitions services provided to the Company from June through October 2001.

Executive Officers

         The executive officers of the Company are Kam Saifi - President and Chief Executive Officer, Cameron Saifi - Executive Vice President and Chief Operating Officer, David Arbeitel - Vice President and Chief Technology Officer, Ted Kaminer - Vice President and Chief Financial Officer and Ronald Forster - Vice President of Finance and Controller.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and The Nasdaq Stock Market, Inc. Copies of these reports are also required to be delivered to the Company.

         The Company believes, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, that during the fiscal year ended March 31, 2002, Mr. Vincent Curatolo was inadvertently late in filing his Form 3 to report his appointment to the Board of Directors of the Company in March 2002 and a grant of options to purchase 10,000 shares of Common Stock. Mr. Ronald Forster was inadvertently late in filing his Form 3 to report his appointment to the office of Vice President Finance/Controller in October 2001 and a grant of options to purchase 80,000 shares of Common Stock and his holding of 180 shares of Common Stock and options to purchase 81,273 shares of Common Stock at the time of the filing of his Form
3. Mr. Douglas Reilly was in advertently late in filing his Form 3 to report his appointment to the office of Vice President and Managing Director of Market Operations for EMEA and the Pacific Rim in October 2001 and a grant of options to purchase 100,000 shares of Common Stock and his holding of options to purchase 124,652 shares of Common Stock at the time of the filing of his Form 3. All such inadvertently late filings have been filed and reported by the Reporting Persons on a Form 5 for the fiscal year ended March 31, 2002.

Executive Compensation

         The following table sets forth the compensation earned, whether paid or deferred, by the Company's Chief Executive Officer, its other four most highly compensated executive officers during the year ended March 31, 2002 and up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of fiscal year ended March 31, 2002 (the "Named Executive Officers") for services rendered in all capacities to the Company.

                                   Summary Compensation Table

           Annual Compensation                                                     Long-term Compensation
--------------------------------------------                ---------------------------------------------------------------------
                                                                       Awards                                     Payouts
                                                            ---------------------------                   -----------------------

                                                            Other
                                                            Annual      Restricted       Securities                   All Other
Principal                                                   Compen-       Stock          Underlying       LTIP      Compen-sation
Position                  Year    Salary($)     Bonus($)    sation($)   Award(s)($)      Options (#)    Payouts($)      ($)/(1/)
--------                  ----    ---------     --------    ------      ------------     -----------    ----------      -------
Current CEO and Executive Officers:

Kam Saifi /(2)(7)/        2002    132,681/(8)/   50,000       --        240,000/(11)/          --            --           1,398
President & Chief
Executive Officer


Cameron Saifi /(3)(7)/    2002     90,519        25,000       --        186,000/(12)/          --            --           1,641
Executive Vice
President & Chief
Operating Officer

David Arbeitel /(4)(7)/   2002     72,231        12,500       --         93,000/(13)/          --            --              --
Vice President & Chief
Technology Officer

Ronald Forster            2002    107,019         9,000       --             --            80,000            --           2,034
Vice President of         2001     94,000         3,540                                    64,809            --           1,756
Finance & Controller      2000     13,962            --                                    16,476            --              --

Douglas Reilly /(14)/     2002    129,246/(9)/    2,250       --             --           100,000            --              --
Vice President, Sales &   2001     78,936/(10)/      --       --             --           124,652            --              --
Managing Director, EMEA



Former CEO and Executive Officers:

Ronald C. Sacks /(5)(7)/  2002         --            --       --             --            21,500            --              --
Former Chief-Executive    2001         --            --       --             --           119,400            --              --
Officer and Interim
Principal Financial
Officer

Jane Kaufman /(6)/        2002     93,402        10,000   22,383             --            50,000            --           1,984
Former President and      2001    159,000            --       --             --           172,430            --           3,187
Chief Operating Officer   2000     36,115            --   10,000             --           153,376            --             232

____________________________

/(1)/  Represents contribution of the Company under the Company's 401(k) Plan.

/(2)/ Mr. K. Saifi joined the Company on October 1, 2001. Pursuant to his employment agreement, he will receive an annualized base salary of $250,000.

/(3)/ Mr. C. Saifi joined the Company on October 17, 2001. Pursuant to his employment agreement, he will receive an annualized base salary of $186,000.

/(4)/ Mr. Arbeitel joined the Company on October 17, 2001. Pursuant to his employment agreement, he will receive an annualized base salary $148,000.

/(5)/ The services of Mr. Sacks were being provided through a consulting agreement between the Company and Venture Consulting Group, Inc. ("VCGI"). During the fiscal year ended March 31, 2002, $248,000 was paid to VCGI for consulting fees related to services performed by Mr. Sacks. Mr. Sacks terminated his consulting services with the Company as of September 18, 2001.

/(6)/ Ms. Kaufman separated from the Company on October 3, 2001 as the result of a reduction in force. As per the terms of her Severance Agreement and General Release, Ms. Kaufman received a one-time severance payment of $15,542. Ms. Kaufman also received payment of $6,841 for accrued unused vacation time.

/(7)/ Refer to the Employment Contracts, Termination of Employment and Change of Control Arrangements section below for a more detailed description of all consulting and employment agreements.

/(8)/  Includes $7,200 in auto allowance.

/(9)/  Includes $9,000 in auto allowance and $21,496 in commissions.

/(10)/ Includes $6,750 in auto allowance and $4,686 in commissions.

/(11)/ These shares vest as follows: 250,000 on October 4, 2001, 550,000 on
       September 30, 2002 and 150,000 at the end of each quarter, commencing with the quarter ended December 31, 2002, and ending with the quarter ending September 30, 2004, for a total of 1,200,000. The value of these shares as of March 31, 2002 is $1,520,000 and dividends, if declared, will be paid.

/(12)/ These shares vest as follows: 75,000 on October 17, 2001, 165,000 on
       September 30, 2002 and 45,000 at the end of each quarter, commencing with the quarter ended December 31, 2002, and ending with the quarter ending September 30, 2004, for a total of 360,000. The value of these shares as of March 31, 2002 is $456,000 and dividends, if declared, will be paid.

/(13)/ These shares vest as follows: 37,500 on October 17, 2001, 82,500 on
       September 30, 2002 and 22,500 at the end of each quarter, commencing with the quarter ended December 31, 2002, and ending with the quarter ending September 30, 2004, for a total of 180,000. The value of these shares as of March 31, 2002 is $228,000 and dividends, if declared will be paid.

/(14)/ Mr. Reilly separated from the Company on July 8, 2002 as a result of reduction in force.

/(15)/ Mr. Forster separated from the Company on August 15, 2002 as a result of a reduction in force.

                Option Grants in Fiscal Year Ended March 31, 2002

         The following table sets forth certain information concerning stock option grants during the fiscal year ended March 31, 2002 to the Named Executive
Officers:

                                                                  Individual Grants
                                   ---------------------------------------------------------------
                                                          Percent
                                     Number of            of Total
                                     Securities           Options       Exercise
                                     Underlying          Granted to     or Base
                                       Options          Employees in     Price        Expiration
Name                                 Granted(#)          Fiscal Year     ($/Sh)          Date
----                                 ----------         -----------      ------          -----
  Current CEO and Executive Officers:

Kam Saifi                                   --

Cameron Saifi                               --

David Arbeitel                              --

Ronald Forster                          80,000/(1)(4)/        3.5%        .175        10/11/06

Douglas Reilly                         100,000/(1)(5)/        4.3%        .175        10/11/06

Former CEO and Executive Officers:

Ronald C. Sacks                         21,500/(2)/           1.0%        .205         9/23/06


Jane Kaufman                            50,000/(3)/           2.2%                      5/1/06

_____________________________

(1) Represents options granted for retention purposes following the October 3, 2001 reduction in force.

(2) 20,000 options were granted upon election to the Board of Directors on September 24, 2001 and 1.500 options were granted for attendance at Annual Meeting of the Board of Directors held on September 24, 2001. These options vested immediately and have been exercised

(3) Represents options granted upon promotion to President and Chief Operating Officer. These options vested immediately upon Ms. Kaufman's resignation from the Company on October 3, 2001. Ms. Kaufman has until October 3, 2003 to exercise these options.

(4) 27,200 options will vest on October 12, 2002 and 6,600 options will vest every 3 months thereafter.

(5) 34,000 options will vest on October 12, 2002 and 8,250 options will vest every 3 months thereafter.

         Aggregated Option Exercises in Fiscal Year Ended March 31, 2002
                        And Fiscal Year End Option Values

         The following table sets forth certain information concerning each exercise of stock options during the fiscal year ended March 31, 2002 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on March 31, 2002.

                                                                                                            Value of
                                                                    Number of Securities                  Unexercised
                                                                     Underlying Unexer-                   In-the-Money
                                Shares                                 cised Options                       Options at
                             Acquired on         Value                 at FY-End(#)                      FY-End($)/(1)/
Name                         Exercise (#)      Realized($)       Exercisable/Unexercisable         Exercisable/Unexercisable
----                         ------------      -----------       -------------------------         -------------------------

Current CEO and Executive
Officers:

Kam Saifi                          --              --                      --                                         --

Cameron Saifi                      --              --                      --                                         --

David Arbeitel                     --              --                      --                                         --

Ronald Forster                     --              --                  37,225/124,060                           0/47,200

Douglas Reilly                     --              --                  49,600/175,052                           0/59,000

Former CEO and Executive
Officers:

Ronald C. Sacks                21,500           5,160                       119,400/0                                0/0

Jane Kaufman                       --              --                       200,000/0                                0/0

------------------

(1) The average price for the Common Stock as reported by the Nasdaq Stock Market on March 28, 2002, was $.76 per share. Value is calculated on the basis of the difference between the option exercise price and $.76 multiplied by the number of shares of Common Stock underlying the options.

Employment Contracts, Termination of Employment and Change of Control
Arrangements

         The Company entered into an employment agreement with Kam Saifi dated October 4, 2001. Pursuant to the agreement, Mr. Saifi shall serve as Chief Executive Officer and President commencing October 1, 2001 and continuing until September 30, 2004, unless earlier terminated as provided in the agreement. Mr. Saifi will receive a base salary at an annual rate of $250,000 during the period of October 1, 2001 and ending March 31, 2002, or total compensation for the six-month period of $125,000. He will receive a base salary at an annual rate of $350,000 during the period of April 1, 2002 and ending September 30, 2002, or total compensation for the six-month period of $175,000. In addition he will receive a monthly car allowance of $1,200. Mr. Saifi will also receive a quarterly bonus payment of $50,000 if the Company achieves its gross sales target in such fiscal quarter. Pursuant to the agreement, Mr. Saifi purchased restricted stock consisting of 2,000,000 shares of the Company's Common Stock at a price of $0.13 per share. These shares vest as follows: 250,000 on execution of the agreement, 550,000 on September 30, 2002 and 150,000 at the end of each quarter, commencing with the quarter ended December 31, 2002, and ending with the quarter ending September 30, 2004, for a total of 1,200,000. In the event of a change in control event (as described in the employment agreement) all shares will become immediately vested. If Mr. Saifi's employment is terminated by the Company for other than "Cause", Mr. Saifi shall be entitled to a severance payment equal to the lesser of the remaining salary due for the balance of the contract or payment of salary for the next six months as if the Agreement had not been terminated.

         The Company entered into an employment agreement with Cameron Saifi dated October 17, 2001. Pursuant to the agreement, Mr. C. Saifi shall serve as Chief Operating Officer and Executive Vice President commencing October 17, 2001 and continuing until September 30, 2004, unless earlier terminated as provided in the agreement. Mr. C. Saifi will receive a base salary at an annual rate of $186,000. Mr. C. Saifi will also receive a quarterly bonus payment of $25,000 if the Company achieves its gross sales target in such fiscal quarter. Pursuant to the agreement, Mr. C. Saifi purchased restricted stock consisting of 600,000 shares of the Company's Common Stock at a price of $0.31 per share. These shares vest as follows: 75,000 on execution of the agreement, 165,000 on September 30, 2002 and 45,000 at the end of each quarter, commencing with the quarter ended December 31, 2002, and ending with the quarter ending September 30, 2004, for a total of 360,000. In the event of a change in control event (as described in the employment agreement) all shares will become immediately vested. If Mr. Saifi's employment is terminated by the Company for other than "Cause", Mr. Saifi shall be entitled to a severance payment equal to the lesser of the remaining salary due for the balance of the contract or payment of salary for the next three months as if the Agreement had not been terminated.

         The Company entered into an employment agreement with David Arbeitel dated October 17, 2001. Pursuant to the agreement, Mr. Arbeitel shall serve as Chief Technology Officer and Vice President commencing October 17, 2001 and continuing until September 30, 2004, unless earlier terminated as provided in the agreement. Mr. Arbeitel will receive a base salary at an annual rate of $148,000. Mr. Arbeitel will also receive a quarterly bonus payment of $12,500 if the Company achieves its gross sales target in such fiscal quarter. Mr. Arbeitel purchased restricted stock consisting of 300,000 shares of the Company's Common Stock at a price of $0.31 per share. These shares vest as follows: 37,500 on execution of the agreement, 82,500 on September 30, 2002 and 22,500 at the end of each quarter, commencing with the quarter ended December 31, 2002, and ending with the quarter ending September 30, 2004, for a total of 180,000. In the event of a change in control event (as described in the employment agreement) all shares will become immediately vested. If Mr. Arbeitel's employment is terminated by the Company for other than "Cause", Mr. Arbeitel shall be entitled to a severance payment equal to the lesser of the remaining salary due for the balance of the contract or payment of salary for the next three months as if the Agreement had not been terminated.

         The Company entered into a consulting agreement with Venture Consulting Group, Inc. ("VCGI") on October 5, 2000 (the "Consulting Agreement"). VCGI performed certain management services for the Company and provided the services of Ronald C. Sacks, William Gilbert, George Jarrold and Daniel Hunt. Pursuant to the terms of the Consulting Agreement, Mr. Sacks was appointed as the Chief Executive Officer of the Company and provided his services on a full time, exclusive basis until September 18, 2002. The other persons specified above provided consulting services 10 days per quarter each, with respect to such services. The Consulting Agreement was terminable at will on thirty days written notice by either party, and provided for a fee of $500,000, payable over twelve
(12) months to VCGI. The Company did not pay salaries to any of the VCGI management team members.

In addition, the Company granted options to the persons performing services on behalf of VCGI to purchase an aggregate of 240,000 shares of Common Stock, at an exercise price of $2.00 per share which are fully vested. The consulting relationship established by this contract terminated effective September 18, 2001.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of July 12, 2002 by each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to own beneficially 5% percent or more of the Company's Common Stock, and by the Company's directors and named executive officers, both individually and as a group.


         As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed to be the beneficial owner of securities that can be acquired within sixty days from July 12, 2002 through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights which are currently exercisable or exercisable within sixty days are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentage are based upon 25,138,000 shares of Common Stock outstanding as of July 12, 2002.


Name and Address/(16)/            Shares Owned                Percent of Class
----------------    -             ------------                ----------------
Stephen M. Deixler                   962,212/(1)/                        3.8%

Alexander C. Stark, Jr.              425,000/(2)/                        1.7%

Alan Hardie                          135,000/(3)/                          *

William Martin Ritchie                97,000/(4)/                          *

Frank Russo                           61,500/(5)/                          *

Vincent Curatolo                      14,500/(6)/                          *

Baruch Halpern                       519,200/(7)/                        2.1%

Kam Saifi                          2,170,000/(8)/                        8.6%

Cameron Saifi                        600,000/(9)/                        2.4%

David Arbeitel                       300,000/(10)/                       1.2%

Ted Kaminer                           25,000/(11)/                         *

Ronald Forster                        64,605/(12)/                         *

Name and Address/(16)/                      Shares Owned        Percent of Class
----------------------                      ------------        ----------------
Douglas Reilly                               49,600/(13)/                *

Ronald C. Sacks                             119,400/(14)/                *

Jane Kaufman                                200,000/(15)/                *


AWM Investment Company                    5,407,882/(16)/                21.5%
153 East 53/rd/ Street, 55/th/ Floor
New York, NY 10022

Directors and Executive Officers as a     5,743,017                      22.8%
group (14 persons)

----------------
(1) Does not include 135,489 shares of Common Stock owned by Mr. Deixler's wife, mother, children and grandchildren as to which shares Mr. Deixler disclaims beneficial ownership. Includes 367,500 shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 14, 2002.

(2) Includes 295,000 shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 14, 2002.

(3) Includes 135,000 shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 14, 2002.

(4) Includes 97,000 shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 14, 2002.

(5) Includes 61,500 shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 14, 2002.

(6) Includes 14,500 shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 14, 2002.

(7) Does not include 17,000 shares of Common Stock owned by Mr. Halpern's daughter as to which Mr. Halpern disclaims beneficial ownership. Includes 270,000 shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 14, 2002 and 100,000 shares of Common Stock subject to warrants that are currently exercisable or exercisable within 60 days of August 14, 2002.

(8) Includes 1,750,000 restricted shares of Common Stock that have not vested.

(9)     Includes 525,000 restricted shares of Common Stock that have not vested.

(10)    Includes 262,500 restricted shares of Common Stock that have not vested.

(11) Includes 25,000 shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 14, 2002.

(12) Includes 64,425 shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 14, 2002.

(13) Includes 49,600 shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 14, 2002.

(14) Includes 119,400 shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 14, 2002.

(15) Includes 200,000 shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 14, 2002.

(16) Based on Schedule 13D as filed by such beneficial owner with the Securities and Exchange Commission on February 21, 2002.

(17) Unless otherwise noted, the address of each such person is c/o the Company, 1551 S. Washington Avenue, Piscataway, New Jersey 08854.

------------------------
* Indicates ownership of Common Stock of less than one (1%) percent of the total issued and outstanding Common Stock on August 14, 2002.

Certain Relationships and Related Transactions

         The Company entered into a definitive Sublease Agreement with Multipoint Communications, LLC (the "Tenant" on April 17, 2002 to sublease approximately 5,400 square feet of its facility for a period of 24 months. The rental rate and the other material terms of the lease with Multipoint Communications, LLC ("Multipoint") were negotiated through a real estate broker and separate attorneys representing each party. The rental rate was established by prorating the amount of space leased by Multipoint by the current rent paid by the Company to its landlord. Given the current real estate market condition in the area, the Company believes that the terms of the lease with Multipoint are comparable to terms of leases that might have been obtained from a non-affiliate. The rent will be $5,200 per month for the first nine months and $10,400 per month for the last fifteen months, but with a 100% abatement for the first three months. As part of the rental payment the Tenant will issue shares totaling the value of $77,400, which shall be based on the per share price of the Tenant's common stock as priced in the first round of institutional financing (the "Financing") which shall close on or before June 30, 2002. These shares shall have the registration rights as other shares issued in the Financing. In the event that the Financing does not close on or before June 30, 2002, the Tenant shall pay the Company additional rent in the amount of $4,300 per month commencing on July 1, 2002. Future minimum lease payments due from the Tenant are approximately $187,200. The Chairman of the Board of Directors of the Company currently serves as the Chief Financial Officer of the Tenant.

         During April 2000, the Company made a loan (the "Loan") to the former Chief Executive Officer (the "Former CEO") of the Company in the amount of $750,000. At the time that the Loan was made to the Former CEO in April 2000, the Company was contemplating a secondary public offering and potential mergers and acquisitions opportunities. As a result, the Company did not want the Former CEO to exercise his stock options. In consideration for not exercising his stock options at that time, the Company issued the Loan to him. At that time, the Company had sufficient cash and it was contemplated that the Loan would be repaid within one year. The Loan accrues interest at a rate of LIBOR plus 1%. The LIBOR plus one percent interest rate in April 2000 was 7.197% as compared to the first mortgage interest rate in April 2000 of 6.90% for a 1-year ARM, 7.97% for a 15-year FRM and 8.30% for a 30-year FRM. The Loan had an original maturity date of the earlier of April 2005 or thirty days after the Company for any reason no longer employed the Former CEO. The Former CEO resigned his position at the Company effective September 29, 2000. On October 5, 2000, the

Company entered into an agreement with the Former CEO pursuant to which the $750,000 promissory note for the Loan was amended to extend the due date to April 30, 2001, and to provide that interest on the note shall accrue through September 29, 2000 (the "Separation and Forbearance Agreement"). The loan is collateralized by a first mortgage interest on the personal residence of the Former CEO. The Company agreed to extend the repayment date of the Loan so that the Former CEO would be able to repay the Loan to the Company by selling his personal residence. In addition to the Loan, pursuant to the terms of the Separation and Forbearance Agreement between the Company and the Former CEO, the Former CEO also agreed to reimburse the Company for certain expenses totaling $200,000, to be paid over a period of six months ending March 31, 2001. These certain expenses were incurred by the Former CEO as part of his personal expense account arrangement with the Company. During the year ended March 31, 2001, $50,000 of the amounts owed to the Company by the Former CEO was repaid and $22,000 has been recorded as a non-cash offset as a result of earned but unpaid vacation owed to the Former CEO. During the year ended March 31, 2002, $813,593 was paid on the note, which included proceeds in the amount of $777,713.48 received by the Company on August 3, 2001 for the sale of the Former CEO's personal residence. At June 30, 2002, the total amount owed to the Company by the Former CEO was approximately $148,605, which includes interest accrued through June 30, 2002. Of this amount approximately $64,948 has been recorded as a reserve against the note receivable. The net balance of approximately $83,657 is classified as a related party notes receivable on the Company's consolidated balance sheet. Because these amounts were not paid by their respective maturity dates, interest is currently accruing at the default interest rate of 12%.

         On June 29, 2000, the Company made an advance of $135,000 to the Former CEO. The advance was subsequently repaid in full on July 26, 2000.

         The Company issued advances to two officers of the Company in the amount of $50,000 each on August 31, 1998. These advances accrued interest at the prime rate plus 1%. These advances were due and payable in full upon the officers cessation of employment with the Company or August 31, 2000, whichever is earlier. The advances were repaid in full prior to August 31, 2000.

         The Company paid the Chairman of the Board of Directors of the Company, $132,000 in the year ended March 31, 2002 for executive search and mergers and acquisitions services provided to the Company from June through October 2001.

         Effective October 2001, the Company approved and granted a total of 2,900,000 shares of restricted stock to Messrs. Kam Saifi (2,000,000 shares at $0.13 per share), Cameron Saifi (600,000 shares at $0.31 per share), and David Arbeitel (300,000 shares at $0.31 per share) at fair value. The restricted shares vest at the rate of 12.5% on the date of grant, 27.5% on September 30, 2002, and thereafter 7.5% at the end of each quarter commencing on December 31, 2002. These restricted shares are subject to a repurchase right which will permit the Company to repurchase any shares which have not yet vested at the effective date of termination of the officers' employment, as defined in their employment agreements, for an amount equal to the purchase price per share paid by the officers. The Company received a series of full recourse interest bearing (5.46% on an annual basis) promissory notes for the value of the shares to be repaid by the officers. As of March 31, 2002, Mr. Kam Saifi owes approximately $264,908 (including $6,908 of interest); Mr. Cameron Saifi owes approximately $190,000 (including $4,600 of interest); and Mr. David Arbeitel owes approximately $95,000 (including $2,300 of interest). The notes are to be repaid by the officers at the earlier of ten years or the date upon which the employees dispose of their shares. The issuance of the restricted shares and the notes receivable due from the officers is recorded in the Company's financial statements. Only the vested portion of the shares has been included in the weighted average number of common shares outstanding at March 31, 2002.

             ------------------------------------------------------
                                 PROPOSAL NO. 2

                                Amendment to the
                          Certificate of Incorporation
                         to Effect a Reverse Stock Split
             ------------------------------------------------------


         On June 27, 2002, the Company's Board of Directors adopted resolutions, subject to approval by the Company's stockholders, to amend the Company's Certificate of Incorporation (the "Amendment") to (i) effect, at any time until the date of the Company's 2003 Annual Meeting, a reverse stock split (the "Reverse Split") of the Company's Common Stock, in an exchange ratio to be approved by the Board of Directors ranging from one share of New Common Stock ("New Common Stock") in exchange for each two issued and outstanding shares of Old Common Stock ("Old Common Stock"), to one share of New Common Stock for each ten issued and outstanding shares of Old Common Stock; (ii) to provide that no fractional shares or scrip representing fractions of a share shall be issued, but in lieu thereof, each fraction of a share that any stockholder would otherwise be entitled to receive shall be rounded up to the nearest whole share, and (iii) further that there be no change in the par value per share of each share of New Common Stock as a result of the Reverse Split. The Company's Board of Directors will have the discretion to determine the appropriate exchange ratio immediately prior to effecting the Reverse Split, including determining whether the number of shares of Old Common Stock to be exchanged for shares of New Common Stock shall be a whole number of shares of Old Common Stock or a whole number and a fraction of a whole number. The Company's Board believes that stockholder approval of an exchange ratio in a range from one-for-two to one-for-ten (as opposed to approval of one specified ratio) in which the Reverse Split may be effected will provide the Company's Board of Directors with the maximum flexibility to achieve the purposes of the Reverse Split and is in the best interests of the Company and its stockholders. The form of the proposed Amendment is annexed to this Proxy Statement as Appendix A.

Vote Required

         Approval of the Reverse Split proposal requires the affirmative vote of a majority of the shares of Common Stock outstanding as of the Record Date. Abstentions and broker non-votes are not affirmative votes and therefore will have the same effect as votes against the proposal. The Company's Board of Directors has unanimously determined that the Reverse Split proposal is advisable and in the best interests of the Company and the stockholders of the Company. The Board of Directors unanimously recommends that the Company's stockholders vote "FOR" approval of the Reverse Split Proposal.

 Reasons For The Reverse Split

The Company's Common Stock is quoted on Nasdaq's SmallCap Market ("Nasdaq SmallCap"). In order for the Common Stock to continue to be quoted thereon, the Company and its Common Stock are required to continue to comply with various listing maintenance standards established by Nasdaq. Among other things, the Company is required to maintain stockholders' equity of at least $2,500,000, the aggregate market value of shares of Common Stock held by persons other than officers and directors ("public float") must be at least $1,000,000, at least 300 persons must own at least 100 shares, and the minimum bid price of the Common Stock must be at least $1.00 per share. The Company believes it currently complies with all these requirements, except as discussed below, with respect to the minimum bid price standard.

         Our Common Stock has traded below $1.00 since January 29, 2002, and on March 13, 2002, we received notice from the Nasdaq National Market ("Nasdaq NM"), on which we were listed at the time, that our Common Stock had not met the $1.00 continuing listing standard for a period of 30 consecutive trading days. Nasdaq NM permits a 90-day cure period for a company to regain compliance with the bid price standard.

         Prior to the expiration of its 90-day cure period, the Company submitted a transfer application to Nasdaq in order to be transferred from Nasdaq NM to Nasdaq SmallCap. Nasdaq SmallCap permits a 180-day cure period for a company to regain compliance with the bid price standard, and the Company determined that it was preferable to be quoted on Nasdaq SmallCap than to be delisted from Nasdaq NM after the expiration of the 90-day cure period. On August 5, 2002, the Company was notified that its transfer application to Nasdaq SmallCap was approved, effective as of the opening of business on August 7, 2002. Nasdaq SmallCap's 180-day cure period for the Company to regain compliance with the bid price standard expires on September 9, 2002 (the failure to comply is measured from the original date of non-compliance, not from the date of the transfer from Nasdaq NM to Nasdaq SmallCap). The Company's Common Stock must have a closing bid price of $1.00 for ten consecutive trading days in order to regain compliance with this Nasdaq SmallCap listing standard. On September 5, 2002, the last reported sale price of the Company's Common Stock on Nasdaq SmallCap was $0.20 per share.

         If we cannot demonstrate compliance with the Nasdaq SmallCap $1.00 minimum bid price requirement prior to September 9, 2002 the end of the 180-day grace period, the Company may be eligible for an additional 180-day grace period if we can demonstrate compliance with each initial listing requirement for Nasdaq SmallCap except for the minimum bid price. As of the date of this filing, the Company is currently not eligible for this additional 180-day grace period because its stockholders equity is below the $5,000,000 minimum requirement, nor does the Company currently anticipate being eligible for this grace period prior to September 9, 2002 (the expiration of the Company's current 180-day grace period). If the Company does not achieve compliance with the minimum bid price requirement or qualify for an additional 180-day grace period prior to September 9, 2002, Nasdaq may de-list the Company's Common Stock from Nasdaq SmallCap. In that event, the Company would appeal to the Nasdaq Listing Qualifications Panel and if such appeal were to be unsuccessful, the Company would attempt to be quoted on the OTC Bulletin Board or in the "Pink Sheets" maintained by Pink Sheets LLC (formerly, the National Quotation Bureau, Inc.). If that were to occur, and because these quotation media are only directly available to member broker/dealers and market makers, it is likely that the ability to readily purchase or sell our Common Stock would be adversely affected. The reduction in liquidity resulting from such delisting could have a material adverse effect on the market price of the Company's Common Stock.

         The principal purpose of the Reverse Split is to increase the market price of the Company's Common Stock above the Nasdaq minimum bid requirement. Giving the Company's Board of Directors authority to implement the Reverse Split will avoid the need to call a special meeting of, or seek consents from, stockholders under time constraints to authorize a reverse split should it become necessary in order to seek to meet Nasdaq's listing maintenance criteria.

         Furthermore, the Company believes that maintaining the Company's Nasdaq SmallCap listing may provide the Company with a broader market for its Common Stock and facilitate the use of the Common Stock in acquisitions and financing transactions in which the Company may engage. There can be no assurance that, even after effecting the Reverse Split, the Company will continue to meet the minimum bid price and otherwise meet the requirements of Nasdaq for continued inclusion for trading on Nasdaq SmallCap.

Board Discretion To Implement Reverse Split

         If the Reverse Split is approved by the Company's stockholders, the Reverse Split will be implemented only if the Company's Board of Directors determines that the Reverse Split (in an exchange ratio determined by the Company's Board of Directors within the limits set forth in this proposal) is in the best interests of Company and its stockholders, at any time within one year following stockholder approval. The determination by the Company's Board to select one exchange ratio or alternatively, to reject all of the exchange ratios and not effect the Reverse Split, with the intention of maximizing the Company's ability to remain in compliance with the continued listing maintenance requirements of the Nasdaq Stock Market, Inc., will be based upon certain factors including the minimum bid criteria of the Nasdaq SmallCap Market or any other securities exchange or market, if applicable), the existing and expected marketability and liquidity of the Common Stock, the then current market price of the Common Stock, prevailing market conditions and the Board's determination as to the likely effect of the Reverse Split on the market price of the Common Stock. If the Reverse Split is not effected within one year following stockholder approval, the Reverse Split will not be effected without further approval by the stockholders pursuant to Section 242(c) of the Delaware General Corporation Law (the "DGCL").

Effects Of The Reverse Split On The Common Stock

         The effect of a Reverse Split on the market prices for the Company's Common Stock cannot be accurately predicted. Specifically, the Company cannot assure that prices for shares of the Common Stock following the Reverse Split will be proportionately increased by the stock split ratio selected for the Reverse Split. In addition, the Company cannot assure that the Reverse Split will achieve the desired results as outlined above. The Company cannot assure that the Reverse Split will not adversely affect the market price of the Common Stock, or that any increase in the price per share that may occur immediately after the proposed Reverse Split could be sustained for any prolonged period of time. As a result, there can be no assurance that implementation of the Reverse Split will result in the Company complying with the requirements for continued inclusion for trading on Nasdaq. Also, if the Reverse Split does not proportionally increase the market prices for the Common Stock, the market value of a Stockholder's holdings will consequently decrease.

         Proportionate voting rights and other rights of the holders of Common Stock will not be affected by the Reverse Split (other than immaterial amount as a result of the rounding up of fractional shares as described below). For example, a holder of 2% of the voting power of the outstanding shares of the Old Common Stock immediately prior to the effective time of the Reverse Split will continue to hold 2% of the voting power of the outstanding shares of the New Common Stock after the Reverse Split. Although the Reverse Split will not affect the rights of stockholders or any stockholder's proportionate equity interest in the Company (subject to the treatment of fractional shares), the number of authorized shares of the Common Stock will not be reduced. The Company is currently authorized to issue a maximum of fifty million (50,000,000) shares of Common Stock. This will increase the ability of the Company's Board of Directors to issue such authorized and unissued shares without further stockholder action. For example, the Company may use authorized but unissued shares as consideration for acquisitions as part of its business strategy. The number of stockholders of record will not be affected by the Reverse Split.

         If approved, the Reverse Split will result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

         Unless such approval is required by applicable law or regulation, the Company may issue additional authorized but unissued shares of Common Stock without the need to obtain stockholder approval. To the extent additional shares are issued in this manner, the percentage interest of the Company's stockholders and other reserved shares affected by the Reverse Split could be significantly reduced. Although, the effective increase in the number of authorized but unissued shares of Common Stock may be construed as having an antitakeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid, the Reverse Split is not being proposed in response to any effort of which management of the Company is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a similar plan by management. Holders of the Common Stock have no preemptive or other subscription rights.

         The Company also has outstanding certain stock options and warrants to purchase shares of Common Stock. Under the terms of the outstanding stock options and warrants, the Reverse Split will effect a reduction in the number of shares of Common Stock issuable upon exercise of the stock options and warrants in proportion to the exchange ratio of the Reverse Split and will effect a proportionate increase in the exercise price of the stock options and warrants.

         Based on approximately 25,138,001 shares of Common Stock outstanding as of July 12, 2002, the following table reflects the approximate percentage reduction in the outstanding shares of Common Stock and the approximate number of shares of Common Stock that would be outstanding as a result of the Stock
Split:

                                                                                        Approximate Number of
      Proposed Reverse Stock Split               Percentage Reduction                 Shares to be Outstanding
      ----------------------------               --------------------                 ------------------------
                1 for 2                                   50%                                12,569,000
                1 for 3                                  66.7%                                8,379,334
                1 for 4                                   75%                                 6,284,500
                1 for 5                                   80%                                 5,027,600
                1 for 6                                  83.3%                                4,189,667
                1 for 7                                  85.7%                                3,591,143
                1 for 8                                  87.5%                                3,142,250
                1 for 9                                  88.9%                                2,793,111
                1for 10                                   90%                                 2,513,800

Amendment Effective Date

         The Reverse Split would become effective at the time of the filing of the Amendment with the Secretary of State of the State of Delaware or at such later time as may be specified therein (the "Amendment Effective Time"). At the Amendment Effective Time, each share of Old Common Stock issued and outstanding immediately prior to the Amendment Effective Time will be, automatically and without any further action on the part of the stockholders, reclassified into a fraction of a share of New Common Stock, such fraction to be determined based on the exchange ratio approved by the Board of Directors. For example, if a person held 120 shares of Old Common Stock prior to the Amendment Effective Time, at the Amendment Effective Time such person would hold 60 shares of New Common Stock if a one-for-two ratio were selected, 40 shares of New Common Stock if a one-for-three ratio were selected and 30 shares of New Common Stock if a one-for-four ratio were selected.

New Shares Issued in Lieu of Fractional Shares

         No scrip or fractional certificates will be issued as a result of the Reverse Split. Any fraction of a share that any stockholders of record otherwise would be entitled to receive shall be rounded up to the nearest whole share.

No Dissenter's Rights

         No appraisal rights are available under DGCL or under the Company's Certificate of Incorporation, as amended, or By-Laws to any stockholder who dissents from the proposal to approve the Amendment. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally. Although the nature and extent of such rights or actions are uncertain and may vary depending upon the facts or circumstances, stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

Exchange Of Stock Certificates

         As soon as practicable after the Amendment Effective Time, each holder of record of Old Common Stock will receive instructions for the surrender of certificate(s) representing the Old

Common Stock from an exchange agent designated by the Company. The instructions will include a form of transmittal letter to be completed and returned to the exchange agent. Upon proper completion and execution of the letter of transmittal and return thereof to the exchange agent, together with the certificate(s) representing the Old Common Stock into which the surrendered shares have been reclassified, a stockholder will be entitled to receive a certificate representing the number of full shares of the New Common Stock. Until surrendered as contemplated herein, each certificate representing Old Common Stock shall be deemed at and after the Reverse Split to represent the corresponding number of full shares of New Common Stock contemplated by the preceding sentence. Stockholders should not destroy any stock certificate and should not submit any stock certificate until requested to do so.

Certain Federal Income Tax Consequences of the Reverse Split

         The following discussion summarizing certain federal income tax consequences of the Reverse Split is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement, all of which could be repealed, overruled or modified at any time, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. This discussion is for general information only and does not discuss consequences which may apply to certain stockholders in light of their individual circumstances (such as persons subject to the alternative minimum tax) or to special classes of taxpayers (such as non-resident alien individuals and foreign entities, dealers in securities, insurance companies, and tax-exempt entities). This discussion also does not address any tax consequences of the Reverse Split under state, local or foreign law.

         STOCKHOLDERS ARE URGED AND EXPECTED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR CONSEQUENCES TO THEM OF THE REVERSE SPLIT.

         The federal income tax consequences of the Reverse Split generally should be as follows:

         (a) a stockholder generally should recognize no gain or loss on the receipt of New Common Stock solely in exchange for Old Common Stock;

         (b) a stockholder's adjusted tax basis in shares of New Common Stock generally should be the same as such stockholder's adjusted tax basis in the shares of Old Common Stock exchanged therefor;

         (c) a stockholder's holding period of the New Common Stock generally should include such stockholder's holding period of the Old Common Stock exchanged therefor; and

         (d) the Company will not recognize gain or loss as a result of Reverse Split.

Miscellaneous

         The Old Common Stock is currently registered under the Exchange Act and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the New Common Stock under the Exchange Act. The par value of the New Common Stock will not change as a result of the Reverse Split. Accordingly, the New Common Stock account on the Company's Consolidated Balance Sheet will be reduced with the Additional Paid-in Capital account being credited with the amount by which the Common Stock account was reduced.

         IN ACCORDANCE WITH THE DGCL, NOTWITHSTANDING STOCKHOLDER APPROVAL OF THE REVERSE SPLIT PROPOSAL, AT ANY TIME PRIOR TO THE EFFECTIVENESS OF THE REVERSE SPLIT, THE COMPANY'S BOARD MAY ABANDON THE REVERSE SPLIT PROPOSAL WITHOUT FURTHER ACTION BY THE STOCKHOLDERS.

             ------------------------------------------------------
                                 PROPOSAL NO. 3

                                 Adoption of the
                            2002 Stock Incentive Plan
             ------------------------------------------------------


         The Company's stockholders are being asked to vote on the adoption of ION Networks, Inc. 2002 Stock Incentive Plan (the "2002 Plan"). The 2002 Plan provides for the issuance of stock options and grants of Common Stock covering up to 1,250,000 shares of Common Stock. The Company's Board of Directors has determined that the 2002 Plan is in the Company's best interests and in the best interests of the Company's stockholders. The Company's Board of Directors believes that the Company's long-term success is dependent upon its ability to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to the company.

         A general description of the principal terms of the 2002 Plan is set forth below. However, the summary does not purport to be a complete description of all of the provisions of the 2002 Plan. A copy of the 2002 Plan is attached hereto as Appendix B.

Vote Required

         The affirmative vote of the holders of a majority of Common Stock, present in person or represented by proxy at the annual meeting and entitled to vote, is required to approve the 2002 Plan. With respect to this proposal, the Company believes that brokers who are member firms of the New York Stock Exchange ("NYSE") and who hold shares in street name for customers have the authority under the rules of the NYSE to vote those shares.

General Description

         The 2002 Plan was approved by the Company's Board of Directors in June 2002. The purposes of the 2002 Plan are to give the Company's employees and others who perform substantial services for the company an incentive, through ownership of Common Stock, to continue in their service, and to help the company compete effectively with other enterprises in the industry to attract qualified individuals. The 2002 Plan permits the grant of awards to the Company's directors, consultants and other employees, as well as the directors, consultants and employees of a parent company or subsidiary.

Administration

         The 2002 Plan is administered by the administrator, defined as either the Company's board of directors or a committee designated by the Company's board. We intend for the compensation committee of the Company's board of directors to administer the 2002 Plan. The compensation committee is constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and is comprised solely of two or more "outside directors" as defined under Internal Revenue Code
Section 162(m) and its applicable tax regulations. For grants of awards to individuals not subject to Rule 16b-3 and the Internal Revenue Code Section 162(m), the Company's board of directors may authorize one or more officers to grant such awards.

Amendment and Termination

         The Company's board of directors may amend, suspend or terminate the 2002 Plan at any time. To the extent necessary to comply with applicable provisions of Federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents therein, we will obtain stockholder approval of any amendment to the 2002 Plan in such a manner and to such a degree as required. In addition, the reduction of the exercise price of any option awarded under the 2002 Plan will be subject to stockholder approval and such provision may not be amended without stockholder approval. Furthermore, no amendment, suspension or termination shall adversely affect any rights under outstanding awards without the grantee's consent. The 2002 Plan will terminate in June 2012, unless previously terminated by the Company's board of directors.

Terms & Conditions of Awards

         The 2002 Plan permits the grant of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code only to the Company's employees or employees of a parent company or subsidiary. Awards other than incentive stock options may be granted to employees, directors and consultants. Under the 2002 Plan, awards may be granted to such employees, directors or consultants who are residing in foreign jurisdictions as the administrator may determine from time to time. In addition, awards of unrestricted or restricted stock may be granted to employees, directors and consultants, provided that no more than 250,000 shares of Common Stock reserved under the 2002 Plan may be issued in connection with awards of stock or stock appreciation rights.

         The 2002 Plan authorizes the administrator to select the employees, directors and consultants to whom awards may be granted, to determine whether and to what extent awards are granted, to determine the number of shares of Common Stock issuable under each award, to approve award agreements for use under the 2002 Plan, to construe and interpret the terms of the 2002 Plan and awards granted thereunder, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to take such other actions not inconsistent with the 2002 Plan. Notwithstanding the foregoing, the term of an award may not be for more than 10 years (or 5 years in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company's stock or the stock of a parent company or subsidiary). Additionally, in no event may any participant in the 2002 Plan be granted stock options and stock appreciation rights for more than 300,000 shares in any fiscal year.

         The 2002 Plan authorizes the administrator to grant options at an exercise price of not less than 100% (or 110%, in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company's stock or the stock of a parent company or subsidiary) of the fair market value of the common stock on the date of the option grant. The exercise price of awards intended to qualify as performance-based compensation for purposes of the Internal Revenue Code,
Section 162(m), will be not less than 100% of the fair market value. The exercise price is generally payable in cash, check, surrender of pre-owned shares of common stock or, in certain circumstances, with such documentation as the administrator and the broker, if applicable, will require to effect an exercise of an award and delivery to us of the sale or loan proceeds required to pay the exercise price. The aggregate fair market value of the common stock with respect to any incentive stock options that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000.

         The awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in the Company's favor as specified in the agreements to be issued under the 2002 Plan. The administrator has the authority to accelerate the vesting schedule of awards so that they become fully vested, exercisable, and released from any restrictions on transfer and repurchase or forfeiture rights in the event of a change in control or corporate transaction, as defined in the 2002 Plan. Effective upon the consummation of the corporate transaction, all outstanding awards under the 2002 Plan will terminate unless assumed by the successor company or its parent.

         Under the 2002 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the grantee only by the grantee. However, the 2002 Plan permits the designation of beneficiaries by holders of incentive stock options. Other awards are transferable by will or by the laws of descent and distribution, and during the grantee's lifetime, by gift and/or pursuant to a domestic relations order to the grantee's immediate family to the extent and in the manner permitted by the administrator.

         Under the 2002 Plan, the administrator may establish one or more programs under the 2002 Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an award. The administrator also may establish under the 2002 Plan, separate programs for the grant of particular forms of awards to one or more classes of grantees.

Certain Federal Tax Consequences

         The grant of a non-qualified stock option under the 2002 Plan will not result in any federal income tax consequences to the grantee or to us. Upon exercise of a non-qualified stock option, the grantee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by the grantee, subject to the requirement of reasonableness, certain limitations imposed by Internal Revenue Code Section 162(m) and the satisfaction of withholding obligations. Any gain or loss on the grantee's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. We are not entitled to receive an income tax deduction for any such gain.

         The grant of an incentive stock option under the 2002 Plan will not result in any federal income tax consequences to the grantee or to us. A grantee recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and we will not receive a deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the grantee has held the shares of common stock. If the grantee does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the grantee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any tax deduction under these circumstances.

         If the grantee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. In the year of the disqualifying disposition, we are entitled to a tax deduction equal to the amount of ordinary income recognized by the grantee, subject to the requirement of reasonableness and certain limitations imposed by Internal Revenue Code Section 162(m).

         The exercise of an incentive stock option may increase a grantee's alternative minimum tax.

The "spread" under an incentive stock option -- i.e., the difference between the fair market value of the shares at exercise and the exercise price -- is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a grantee's alternative minimum tax liability exceeds such grantee's regular income tax liability, the grantee will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the grantee must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

         The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Internal Revenue Code Section 162(m), the requirement of reasonableness and the satisfaction of withholding obligations. Any gain or loss on the recipient's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more than one year and depending on how long the stock has been held since the restrictions lapsed. We are not entitled to receive a tax deduction for any such gain.

         Recipients of restricted stock may make an election under Internal Revenue Code Section 83(b) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The election must be made within thirty days from the time the restricted stock is issued.

         The foregoing is only a summary of the federal income tax consequences of the 2002 Plan transactions, and is based upon federal income tax laws in effect on the date of this proxy statement. Reference should be made to the applicable provisions of the Internal Revenue Code. This summary does not purport to be complete, and does not discuss the tax consequences of a grantee's death or the tax laws of any municipality, state or foreign country to which the grantee may be subject.

Amended Plan Benefits

         As of the date of this proxy statement, no executive officer or director, and no associate of any executive office or director, has been granted an option to purchase shares under the 2002 Plan. The benefits to be received pursuant to the adoption of the 2002 Plan by the Company's executive officers, directors and employees are not determinable at this time.

         Recommendation of the Board of Directors

         OUR BOARD OF DIRECTORS HAS APPROVED THE 2002 STOCK INCENTIVE PLAN AND RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE 2002 STOCK INCENTIVE PLAN.

                      Equity Compensation Plan Information

         The following table sets forth information regarding the Company's equity compensation plans as of March 31, 2002:

                                         (a)                       (b)                   (c)
                                         Number of securities to   Weighted-average      Number of securities
                                         be issued upon exercise   exercise price of     remaining available for
                                         of outstanding options,   outstanding           future issuance under equity
                                         warrants, and rights      options, warrants,    compensation plans
                                                                   and rights            (excluding securities
                                                                                         reflecting in column (a)
Plan Category

Equity compensation plans approved by                   4,438,260                  1.82                      1,079,080
security holders/(1)/

Equity compensation plans not approved                    688,000                  1.30                              -
by security holders/(2)/
Total                                                   5,126,260                  1.75                      1,079,080

(1) Shareholder Approved Plans

         In November 2000, the Company adopted its 2000 Stock Option Plan (the "2000 Plan"). The aggregate number of shares of common stock for which options may be granted under the 2000 Plan is 3,000,000. The maximum number of options which may be granted to an employee during any calendar year under the 2000 Plan shall be 400,000. The term of these non-transferable stock options may not exceed ten years. The exercise price of these stock options may not be less than 100% (110% if the person granted such options owns more than ten percent of the outstanding common stock) of the fair value of one share of common stock on the date of grant. During the years ended March 31, 2002 and 2001, the Company granted options to purchase 1,854,000 and 1,724,500 shares, respectively. At March 31, 2002, 2,560,200 options were outstanding under the 2000 Plan, of which 759,915 options were exercisable.

         The aggregate number of shares of common stock for which options may be granted under the 1998 Stock Option Plan (the "1998 Plan") is 3,000,000. The maximum number of options which may be granted to an employee during any calendar year under the 1998 Plan shall be 400,000. The term of these non-transferable stock options may not exceed ten years. The exercise price of these stock options may not be less than 100% (110% if the person granted such options owns more than ten percent of the outstanding common stock) of the fair value of one share of common stock on the date of grant. During the years ended March 31, 2002 and 2001, the Company granted options to purchase 463,800 and 1,596,078 shares, respectively. At March 31, 2002, 1,783,459 options were outstanding under the 1998 Plan, of which 1,367,642 options were exercisable.

         In August 1994, the Company adopted its 1994 Stock Option Plan (the "1994 Plan"). The 1994 Plan, as amended, increased the number of shares of common stock for which options may be granted to a maximum of 1,250,000 shares. The term of these non-transferable stock options may not exceed ten years. The exercise price of these stock options may not be less than 100% (110% if the person granted such options owns more than ten percent of the outstanding common stock) of the fair market value of one common stock on the date of grant. During the years ended March 31, 2002 and 2001, there were no option grants provided under the 1994 Plan. At March 31, 2002, 94,601 options were outstanding under the 1994 Plan, of which 64,991 options were exercisable.

         Of the options granted in fiscal 2002 and 2001, 0 and 578,528, respectively, were granted under the Company's Time Accelerated Restricted Stock Award Plan ("TARSAP"). The options vest after seven years, however, under the TARSAP, the vesting is accelerated to the last day of the fiscal year in which the options are granted if the Company meets certain predetermined sales targets. The Company did not meet the targets for 2001 and, as such, all options granted under the TARSAP in 2001 will vest seven years from the original date of grant.

(2) Non-Shareholder Approved Awards

         The Company has granted options and warrants to purchase 688,000 shares of Common Stock outside of the shareholder approved plans. The awards have been made to employees, directors and consultants and have been granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. The Company has not reserved a specific number of shares for such awards. The non-shareholder approved awards are more specifically described below.

         During July 2001 in connection with services being performed by a consultant, the Company issued warrants to purchase 48,000 shares of the Company's Common Stock at $0.62 per share. The warrants vested immediately and expire five years from the date of the grant.

         During January 2002 in connection with services being performed by a consultant, the Company issued warrants to purchase 100,000 shares of the Company's Common Stock at $1.35 per share and 50,000 shares of Common Stock at $1.80 per share. The warrants vested immediately and expire three years from the date of the grant.

         On March 19, 1999, the Company issued options to certain consultants and employees to purchase an aggregate of 20,000 shares of the Company's Common Stock, all of which vested on the first year anniversary of the date of grant. The options expire six years from the date of grant. However, in the event of
(a) the liquidation or dissolution of the Company or (b) a merger in which the Company is not the surviving corporation or a consolidation involving the Company, the options shall terminate, unless other provision is made therefore in the transaction. The exercise price of the options is $2.41 which was the market value of the Company's Common Stock on the date of grant.

         During September 1997 and March 1998, the Company issued options to certain officers and directors to purchase an aggregate of 80,000 shares of the Company's Common Stock, 25,000 of which vested on the date of grant, 7,500 of which vested three months from the date of grant, 7,500 of which vested six months from the date of grant, 7,500 of which vested nine months from the date of grant and 32,500 of which vested on the first year anniversary of the date of grant. The 55,000 options expire five years from the date of grant and 25,000 options expire six years from the date of grant. However, in the event of (a) the liquidation or dissolution of the Company or (b) a merger in which the Company is not the surviving corporation or a consolidation involving the Company, the options shall terminate, unless other provision is made therefore in the transaction. The options were granted at fair market value with exercise prices ranging from $1.47 to $2.06.

         On September 25, 1996, the Company issued options to certain officers and directors to purchase 400,000 shares of the Company's Common Stock, of which 200,000 vested immediately and 100,000 vested on April 1, 1998 and 1999. The options expire ten years from the date of grant. However, in the event of (a) the liquidation or dissolution of the Company or (b) a merger in which the Company is not the surviving corporation or a consolidation involving the Company, the options shall terminate, unless other provision is made therefore in the transaction. The exercise price of the options is $1.156 which was the market value of the Company's Common Stock on the date of grant.

               --------------------------------------------------
                                 PROPOSAL NO. 4

                    Ratification of the Selection of Deloitte
                         and Touche LLP as the Company's
                              Independent Auditors
               --------------------------------------------------


     The Company's stockholders are being asked to ratify the selection of Deloitte and Touche LLP to serve as independent auditors for the Company until the next annual meeting of stockholders, or until a successor is appointed.

     The affirmative vote of a majority of the Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for the adoption of this Proposal No.4. The Board of Directors of the Company recommends a vote for the ratification of the selection of Deloitte and Touche LLP as independent auditors.

     On June 27, 2001, PricewaterhouseCoopers LLP ("PwC") indicated that upon completion of their audit of the financial statements for the year ended March 31, 2001, it would decline to stand for re-election as Ion Networks, Inc's independent accountant for the fiscal year ending March 31, 2002. PwC completed their audit on June 28, 2001. PwC's reports on the consolidated financial statements of the Company for fiscal years 2001 and 2000 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal years 2001 and 2000 and the subsequent interim period through June 28, 2001, there were no disagreements with PwC regarding any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in their report on the financial statements for such years. The Company requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter, dated June 28, 2001 was filed as Exhibit 16.1 to the Company's annual report on Form 10-KSB for the fiscal year ended March 31, 2001.

     On August 13, 2001, the Company engaged Deloitte & Touche LLP ("Deloitte") as its new independent auditor for the fiscal year ending March 31, 2002. A representative of Deloitte is expected to be at the Annual Meeting and will have the opportunity to make a statement if the representative desires to do so and is also expected to be available to respond to appropriate questions.

Audit Fees

     Audit fees billed to the Company by Deloitte for its audit of the Company's financial statement for the fiscal year 2002 and for its review of the financial statements included in the Company's Quarterly Reports on Form 10-QSB filed with the Securities and Exchange Commission for that period totaled $94,279.

Financial Information Systems Design and Implementation Fees

     The Company did not engage Deloitte to provide advice to the Company regarding financial information systems design and implementation during fiscal year 2000.

All Other Fees

     Fees billed to the Company by Deloitte during fiscal year 2002 for all other non-audit services rendered to the Company, including tax related services, totaled $4,500. In connection with the recently revised standards for independence of the Company's independent public accountants promulgated by the Securities and Exchange Commission, the Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of Deloitte.

             ------------------------------------------------------
                                 PROPOSAL NO. 5

                Amendment to the Certificate of Incorporation to
               Increase the Number of Shares of Common Stock that
                       the Company is Authorized to Issue.
             ------------------------------------------------------

         On August 12, 2002, the Company's Board of Directors adopted resolutions, subject to approval by the Company's stockholders, to amend the Company's Certificate of Incorporation to increase the aggregate number of shares of Common Stock that the Company is authorized to issue from 50,000,000 to 100,000,000. No increase in the number of authorized shares of Preferred Stock of the Company is proposed or anticipated at this time.

         If approved by the stockholders, the amendment will become effective upon the filing of a Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The amendment would delete paragraph 1 of Article 4 of the Company's Amended and Restated Certificate of Incorporation and replace it in its entirety as follows:

                           The Corporation is authorized to issue two classes of
                  shares designated common stock ("Common Stock") and preferred stock ("Preferred Stock"), respectively. The number of shares of Common Stock authorized to be issued is 100,000,000, with a par value of $.001 per share, and the number of shares of Preferred Stock authorized to be issued is 1,000,000, with a par value of $.001 per share. Shares of common Stock or Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation may be reissued except as otherwise provided by law.

         However, if our stockholders approve the proposed amendment to our Certificate of Incorporation, the Board of Directors retains discretion under Delaware law not to implement the proposed amendment. If the Board of Directors exercised such discretion, the number of authorized shares would remain at current levels.

Vote Required

         Approval of this proposal to increase the number of shares of Common Stock that the Company is authorized to issue requires the affirmative vote of a majority of the shares of Common Stock outstanding as of the Record Date. Abstentions and broker non-votes are not affirmative votes and therefore will have the same effect as votes against the proposal. The Company's Board of Directors has unanimously determined that this proposal is advisable and in the best interests of the Company and the stockholders of the Company. The Board of Directors unanimously recommends that the Company's stockholders vote "FOR" approval of this proposal.

         Purpose and Effect of the Amendment

         As of August 14, 2002, the Company had approximately 25,138,000 shares of Common Stock outstanding, and approximately 5,977,341 shares reserved for future issuance under the Company's stock incentive plans and employee stock plans, of which, currently, approximately 4,675,915 are covered by outstanding options and approximately 1,301,426 million are available for grant or purchase. Approximately 1,624,250 shares are reserved for issuance for outstanding warrants. Based upon the foregoing number of outstanding and reserved shares of Common Stock, the Company currently has approximately 17,260,409 shares remaining available for other purposes.

         The Board of Directors believes that it is in the Company's best interests to increase the number of authorized but unissued shares of Common Stock in order to provide the Company with the flexibility to issue Common Stock for a variety of corporate purposes the Board may deem advisable without further action by the Company's stockholders, unless required by law, regulation or stock exchange rule. These purposes could include, among other things, the sale of stock to obtain additional capital funds, the purchase of property, the use of additional shares for various equity compensation and other employee benefit plans of the Company or of acquired companies, the declaration of future stock splits or distributions, the acquisition of other companies and other bona fide purposes.

         The Board believes that the proposed increase in authorized Common Stock will make sufficient shares available for use pursuant to the purposes described herein. Other than as specified above and as permitted or required under the Company's employee benefit plans and under outstanding options, warrants and other securities convertible into Common Stock, the Company's management has no present arrangements, agreements or understandings for the use of the additional shares proposed to be authorized. However, the Company is currently seeking equity financing to provide additional funding for operations. No additional action or authorization by the Company's stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or quotation system on which the Common Stock is then listed or quoted. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board. However, if our stockholders approve the proposed amendment to our Certificate of Incorporation, the Board of Directors retains discretion under Delaware law not to implement the proposed amendment. If the Board of Directors exercised such discretion, the number of authorized shares would remain at current levels.

         The additional shares of Common Stock authorized by the proposed amendment would have the same rights and privileges as the shares of Common Stock currently authorized and issued. Stockholders do not have preemptive rights under the Company's Amended and Restated Certificate of Incorporation and will not have such rights with respect to the additional authorized shares of Common Stock. In addition, if the Board elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders. Except for certain transactions requiring stockholder approval under the Delaware General Corporation Law, the Board may approve the issuance of authorized shares of Common Stock at such times, to such persons and for such consideration as it determines without prior approval of or ratification by the stockholders.

Potential Anti-Takeover Effect

         The proposed amendment to increase the number of authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of ION Networks, it may be possible for us to endeavor to impede the attempt by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential costs to acquire control of ION Networks. The amendment therefore may have the effect of discouraging unsolicited takeover attempts, thereby potentially limiting the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting our current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. This Proposal to increase the authorized Common Stock has been prompted by business and financial considerations. The Board of Directors is not aware of any attempt to take control of ION Networks, and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

                                 PROPOSAL NO. 6

                            APPROVAL FOR ONE OR MORE
                       POTENTIAL ISSUANCES OF SECURITIES

       The Company is requesting that stockholders authorize the Board of Directors, without any further stockholder action, to issue up to 35,000,000 shares of Common Stock or securities convertible or exercisable for up to 35,000,000 shares of Common Stock (such as convertible preferred stock or warrants) or any of the foregoing in combination, at such prices and on such terms as may be approved by the Board of Directors; provided that any such issuance(s) would (i) generate gross proceeds to the Company in an aggregate amount not to exceed $7,000,000, (ii) occur within three months of the date this proposal is approved by our stockholders, and (iii) be sold at market value or, if market conditions warrant, at prices no lower than (or having an exercise price no lower than) a 20% discount to the last bid price of the Common Stock on the day prior to the date that a binding agreement is entered into for the sale of such securities. An issuance of the maximum number of shares permitted by this proposal would represent an increase of approximately 139% over the number of shares of Common Stock outstanding as of August 14, 2002 and an increase of approximately 111% over the number of shares of Common Stock outstanding as of August 14, 2002 after giving effect to the conversion or exercise of all outstanding convertible securities, warrants and stock options.

       In addition to stockholder approval of this proposal, the Company's ability to issue up to 35,000,000 shares of Common Stock or securities convertible into or exercisable for up to 35,000,000 shares of Common Stock in accordance with the terms of this proposal is dependent upon stockholder approval of Proposal No. 5. As the Company discussed in Proposal No. 5 under "Purpose and Effect of the Amendment," the Company has approximately 17,260,409 shares of Common Stock available for issuance. Therefore, approval of this proposal without approval of Proposal No. 5 will limit the Company to issuances of up to approximately 17,260,409 shares of Common Stock or securities convertible into or exercisable for up to approximately 17,260,409 shares of Common Stock.

Vote Required

       Approval of this proposal to authorize the Board to issue up to 35,000,000 million shares of Common Stock or securities convertible into or exercisable for up to 35,000,000 shares of Common Stock or any of the foregoing in combination, at such prices (subject to the minimum price described in this proposal) and on such terms as may be approved by the Board of Directors requires the affirmative vote of holders of a majority of the shares of Common Stock represented at the Annual Meeting, either in person or by proxy.

Background

       As the Company reported in its Form 10-QSB/A for the quarter ended June 30, 2002, we intend to seek additional equity financing. As of the date of this proxy statement, we do not have any agreement to issue any securities and there can be no assurance that we will be successful in obtaining financing, particularly in view of difficult market conditions and the Company's financial condition. The specific terms of any equity financing that the Company may be able to obtain are uncertain at this time. In some circumstances, the terms of a financing may require that the Company obtain approval of its stockholders before issuing the securities. Once the Company has reached agreement on financing terms with potential investors, the Company would like to consummate the transaction and receive the proceeds of such financing as soon as possible, without the delay necessitated by having to seek stockholder approval of the financing terms at that time. Therefore, the Company is seeking stockholder approval in advance, in the event that the terms of the financing may require stockholder approval.

       Stockholder approval would be required pursuant to the Marketplace Rules of the Nasdaq Stock Market ("Nasdaq") for the Company to engage in a transaction
(i) other than a public offering involving the sale or issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of a company's outstanding Common Stock if the price per share is less than the greater of book value or market value of the Common Stock or (ii) in which the issuance of securities will result in a "change of control" (as such term is interpreted by Nasdaq) of the Company.

 Existing stockholders of the Company will be diluted by any future issuances of our securities and, if our proposal is approved by stockholders, your Board of Directors will have the authority to set the price and terms of the securities within the parameters outlined above without your further approval.

       Any proposed sale of our securities will be submitted to the Board for its review and consideration. Unless the Board determines that the terms of any proposed sale, including the sales price, are in the best interests of the Company and its stockholders, we will not enter into any agreements for the sale of our securities. The terms of any securities convertible into or exercisable for shares of Common Stock to be authorized, including dividend rates, conversion prices, voting rights, redemption prices, anti-dilution protections and similar matters will be decided by the Board of Directors.

       In making its determination to issue our securities in the future, the Board will review and consider:

   . the market price of our Common Stock, the trading volume in our Common Stock, and the volatility in prices of our Common Stock;

   . the number of shares proposed to be sold in comparison to the total number of outstanding shares of our Common Stock;

   . appropriate discount factors for the restricted nature of the securities to be issued in a private placement, due to the absence of registration with the SEC;

   . recent trends in and prospects for the industry in which the Company competes; and

   . the business, operations, financial condition and prospects of our Company.

       Securities that we sell in a private placement will not be freely tradable unless and until registered with the SEC, and will be restricted securities within the meaning of Rule 144 under the Securities Act of 1933, as amended. In general, under Rule 144 as currently in effect, a stockholder who has beneficially owned shares constituting restricted securities for at least one year is entitled to publicly resell such securities. However, the resale is subject to certain limitations, including volume restrictions, provisions regarding the manner of sale, notice requirements and the availability of current public information about the Company. A stockholder who is not an affiliate of the Company for at least 90 days prior to a proposed transaction and who has beneficially owned restricted securities for at least two years, is entitled to sell such shares under Rule 144(k) without regard to the limitations described above. If this proposal is approved, any securities that we may sell will be restricted securities, and prospective investors may require a discount from market prices due to the restricted nature of those securities. However, it is expected that prospective investors will require the Company to file with the SEC a registration statement to enable all such securities to be freely sold into the public market, without volume limitations or other restrictions imposed by Rule 144. Such registration statement may become effective, and sales of such securities into the public market may commence, shortly after the consummation of any private placement.

       The Board of Directors believes that it needs the flexibility to seek to raise additional capital for the Company in amounts that may require the Company to issue shares on terms or at prices that would require stockholder approval in accordance with the Nasdaq rules. If the proposal is not approved, we will be required to seek stockholder approval prior to consummating certain issuances of securities (described above). We believe the delay associated with preparing proxy materials and seeking stockholder approval at the time of such a transaction will likely be unacceptable to potential investors in the Company and could be detrimental to the Company's ability to maintain adequate sources of funding for operations.

       Whether or not this proposal is approved, we will, within the limitations imposed by the Nasdaq rules, seek to conduct private or public offerings of securities as the Board determines to be in the best interests of the Company and its stockholders.

Use of Proceeds

       The net proceeds from any issuance or issuances of securities that may be consummated in connection with approval of this proposal, after deducting any selling commissions owed to a placement agent, if any, will be used by the Company to provide for working capital and other general corporate purposes.

Effect of Issuance and Sale of Shares to Existing Stockholders

       The issuance of 35,000,000 shares would represent an increase of approximately 139% over Common Stock outstanding as of August 14, 2002. As described in the preceding paragraphs, these securities may be sold at prices less than quoted market prices at the time of sale (subject to the minimum price described in this proposal). The number of shares of Common Stock, or securities convertible into Common Stock, collectively owned by purchasers after the issuance of these securities could enable a stockholder or a group of stockholders acting together to significantly influence or control our Company.

       Stockholders will suffer dilution of their ownership interest in our Company as a result of the issuance and sale of securities. We are not able to quantify the dilutive effect of any sales because the sales price is not presently known. However, regardless of the sales price, the issuance of additional shares could reduce net book value per share and earnings per share (if any), will have a dilutive impact on the voting power of current stockholders, and could depress the market price of our Common Stock.

The Board of Directors recommends that stockholders vote FOR the approval of the proposal for the potential issuance or issuances of securities as described above.

Stockholder Proposals

Stockholder proposals intended to be presented at the Company's 2003 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's proxy statement relating to that meeting no later than May 12, 2003. Such proposals should be addressed to the Company's Secretary, at the address set forth above. Notice of shareholder proposals submitted outside the process of Rule 14a-8 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the Annual Meeting but not included in the Company's proxy statement and form of proxy), will be considered untimely, and thus the Company's proxy may confer discretionary voting authority on the persons named is the proxy with respect to such proposals, if received after July 27, 2003.

Other Matters

     The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matters properly come before the Annual Meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

Annual Report To Stockholders

     The Company's 2002 Annual Report to Stockholders has been mailed to stockholders simultaneously with the mailing of this Proxy Statement, but except as herein stated, such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, AS AMENDED AND AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED UPON WRITTEN REQUEST TO THE COMPANY'S SECRETARY, CAMERON SAIFI, ION NETWORKS, INC., 1551 SOUTH WASHINGTON AVENUE, PISCATAWAY, NEW JERSEY 08854.

                                     By Order of the Board of Directors


                                     /s/ Cameron Saifi
                                     Cameron Saifi
                                     Secretary

Piscataway, New Jersey
September 6, 2002

STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                               ION NETWORKS, INC.

The undersigned, the Chief Executive Office of ION Networks, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

     1.   That the name of the Corporation is ION Networks, Inc.

     2. That the Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on August 5, 1998.

     3. That a Certificate of Amendment of Certificate of Incorporation Before Payment of Any Part of the Capital of the Corporation was filed with the Delaware Secretary of State on December 11, 1998.

     4. That paragraph FOURTH of said Certificate of Incorporation, as amended, is hereby amended by adding to the end of the first paragraph, the following:

     "Simultaneously with the effective date of this Certificate of Amendment (the "Effective Date"), all shares of Common Stock of the Corporation that are either issued or outstanding or held as treasury shares (collectively "Old Common Stock") shall be and hereby are automatically combined and reclassified as follows: each one (1) shares of Old Common Stock shall be combined and reclassified (the "Reverse Split") as [ ] ( ) share of issued and outstanding New Common Stock ("New Common Stock"); provided that no fractional shares or scrip representing fractions of a share shall be issued, but in lieu thereof, each fraction of a share that any stockholder of the Corporation would otherwise be entitled to receive shall be rounded up to the nearest whole share, and further that there be no change in the par value per share of each share of New Common Stock as a result of the Reverse Split.

     That the Corporation shall, through its transfer agent, provide certificates representing the New Common Stock to holders of Old Common Stock in exchange for certificates representing the Old Common Stock. From and after the Effective Date, certificates representing shares of the Old Common Stock are hereby cancelled and shall represent only the right of the holders thereof to receive New Common Stock. For all options and warrants issued by the Corporation which are outstanding on the Effective Date, the number of shares into which they are exercisable shall be accordingly reduced and the per share exercise price therefore shall be accordingly increased to account for the Reverse Split.

     From and after the Effective Date, the term "New Common Stock" as used in this paragraph FOURTH shall mean Common Stock as provided in the Certificate of Incorporation."

     5. The foregoing amendment was duly approved and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and the Corporation's By-Laws at a meeting of the Board of Directors of the Corporation.

     6. At the Annual Meeting of the Stockholders of the Corporation held on October 17, 2002, duly called and held in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware, a majority of the shares of the outstanding Common Stock entitled to vote thereon were voted in favor of the amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     7. This amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.

The undersigned, being the Chief Executive Office of the Corporation, for purposes of amending its Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, acknowledges that it is his act and deed and that the facts stated herein are true, and has signed this instrument on [_].

                                                ION NETWORKS, INC.

                                                By: __________________________
                                                Name: Kam Saifi
                                                Title: Chief Executive Officer

                                   Appendix B

                               ION NETWORKS, INC.

                            2002 STOCK INCENTIVE PLAN

     1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company's business.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

          (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

          (c) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

          (d) "Assumed" means that (i) pursuant to a Corporate Transaction defined in Section 2(q)(i), 2(q)(ii) or 2(q)(iii), the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction or (ii) pursuant to a Corporate Transaction defined in Section
(q)(iv) or 2(q)(v), the Award is expressly affirmed by the Company.

          (e) "Award" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

          (f) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

          (g) "Board" means the Board of Directors of the Company.

          (h) "Cause" means, with respect to the termination by the Company or a Related Entity of the Grantee's Continuous Service, that such termination is for "Cause" as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee's: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

          (i) "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

               (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

               (ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

          (j) "Code" means the Internal Revenue Code of 1986, as amended.

          (k) "Committee" means any committee appointed by the Board to administer the Plan.

          (l) "Common Stock" means the common stock of the Company.

          (m) "Company" means ION Networks, Inc., a Delaware corporation.

          (n) "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

          (o) "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

          (p) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-

Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

          (q) "Corporate Transaction" means any of the following transactions:

               (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

               (iii) the complete liquidation or dissolution of the Company;

               (iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than forty percent (40%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

               (v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

          (r) "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

          (s) "Director" means a member of the Board or the board of directors of any Related Entity.

          (t) "Disability" means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, "Disability" means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

          (u) "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

          (v) "Employee" means any person, including an Officer or Director, who an employee of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

          (w) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (x) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                 (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                 (ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                 (iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

          (y) "Grantee" means an Employee, Director or Consultant who receives an Award under the Plan.

          (z) "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

          (aa) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code

          (bb) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (cc) "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (dd) "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

          (ee) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          "Performance-Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

          (ff) "Performance Shares" means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

          (gg) "Performance Units" means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

          (hh) "Plan" means this 2002 Stock Incentive Plan.

          (ii) "Related Entity" means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

          (jj) Replaced" means that (i) pursuant to a Corporate Transaction defined in Section 2(q)(i), 2(q)(ii) or 2(q)(iii), the Award is replaced with a comparable stock award or a cash incentive program of the successor entity or Parent thereof which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award or (ii) pursuant to a Corporate Transaction defined in Section 2(q)(iv) or 2(q)(v), the Award is replaced with a comparable stock award or a cash incentive program of the Company or Parent thereof which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

          (kk) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

          (ll) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

          (mm) "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

          (nn) "Share" means a share of the Common Stock.

          (oo) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan.

          (a) Subject to the provisions of subsection (b) and Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is one million two hundred fifty thousand (1,250,000) Shares; provided, however, that no more than two hundred fifty thousand (250,000) of these Shares may be issued pursuant to Restricted Stock or SARs. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

          (b) In addition, any Shares authorized for issuance under any of the Company's 1994, 1998, and 2000 stock option plans as to which no Awards have yet been granted or which have or are returned to any such Plan shall be deemed available for issuance under this Plan. To the extent such Shares are available for issuance under this Plan, they shall not be simultaneously available for issuance under any other plan, it being the intention of this provision that there be no duplication of Shares underlying any Award.

          (c) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled or expires, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan.

     4. Administration of the Plan.

          (a) Plan Administrator.

               (i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

               (ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor

Officers of the Company, the Plan shall be administered by (A) the Board or
(B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

               (iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

               (iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

          (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

               (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

               (ii) to determine whether and to what extent Awards are granted hereunder;

               (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

               (iv) to approve forms of Award Agreements for use under the Plan;

               (v) to determine the terms and conditions of any Award granted hereunder;

               (vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

               (vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

               (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

               (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

     5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

     6. Terms and Conditions of Awards.

          (a) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

          (b) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

          (c) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

          (d) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award (but only to the extent that such deferral programs would not result in an accounting compensation charge unless otherwise determined by the Administrator). The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts,

Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

          (e) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

          (f) Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company shall be three hundred thousand (300,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

          (g) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

          (h) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

          (i) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferable by will and by the laws of descent and distribution, and during the lifetime of the Grantee, by gift and/or pursuant to a domestic relations order to members of the Grantee's Immediate Family to the extent and in the manner determined by the Administrator.

          (j) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

     7. Award Exercise or Purchase Price, Consideration and Taxes.

          (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

               (i)   In the case of an Incentive Stock Option:

                     (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

                     (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

               (iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

               (iv) In the case of other Awards, such price as is determined by the Administrator.

               (v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(c), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

          (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

               (i)   cash;

               (ii)  check;

               (iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

               (iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

               (v) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

               (vi) any combination of the foregoing methods of payment.

          (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

     8. Exercise of Award.

          (a) Procedure for Exercise; Rights as a Stockholder.

               (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

               (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

               (b) Exercise of Award Following Termination of Continuous
Service.

                    (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

                    (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

                    (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

     9.  Conditions Upon Issuance of Shares.

               (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

               (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

     10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

     11. Corporate Transactions/Changes in Control.

          (a) Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

          (b) Acceleration of Award Upon Corporate Transaction/Change in Control. Except as provided otherwise in an individual Award Agreement, in the event of any Corporate Transaction or Change in Control, there will not be any acceleration of vesting or exercisability of any Award.

          (c) Effect of Acceleration on Incentive Stock Options. The portion of any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

     12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

     13. Amendment, Suspension or Termination of the Plan.

          (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

          (c) No amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee, unless consented to by the Grantee.

     14. Reservation of Shares.

          (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

          15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee's Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee's Continuous Service has been terminated for Cause for purposes of this Plan.

          16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

          17. Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

                               ION NETWORKS, INC.
                 (Solicited on behalf of the Board of Directors)

The undersigned holder of Common Stock of ION NETWORKS, INC., revoking all proxies heretofore given, hereby constitutes and appoints Stephen M. Deixler and Cameron Saifi and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the 2002 Annual Meeting of Stockholders of ION NETWORKS, INC. (the "Annual Meeting") to be held at Washington Plaza, 1551 South Washington Avenue, Piscataway, New Jersey on Thursday, October 17, 2002 at 10:30 A.M., Eastern Daylight Time, and at any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the Annual Meeting and hereby revokes and proxy or proxies heretofore given.

Each properly executed Proxy will be voted in accordance with the specifications made on this Proxy and in the discretion of the Proxies on any other matter that may come before the Annual Meeting. Where no choice is specified, this Proxy will be voted (i) FOR all listed nominees to serve as directors, (ii) FOR the approval of the amendment to the Company's Certificate of Incorporation to effect a reverse stock split of the Company's Common Stock,
(iii) FOR the adoption of the ION Networks, Inc. 2002 Stock Incentive Plan, (iv) FOR the ratification of the selection of Deloitte and Touche LLP as the Company's independent auditors; and (v) FOR the approval of an amendment to the Company's Certificate of Incorporation, as amended, to increase the number of shares of Common Stock that the Company is authorized to issue from 50,000,000 to 100,000,000; and (vi) FOR approval of the issuance of up to 35,000,000 shares of Common Stock or securities convertible into or exercisable for up to 35,000,000 shares of Common Stock (such as convertible preferred stock or warrants) or any of the foregoing in combination, at such prices and on such terms as may be approved by the Board of Directors; provided that such issuance(s) would (i) generate gross proceeds to the Company in an aggregate amount not to exceed $7,000,000, (ii) occur within three months of the date this proposal is approved by our stockholders, and (iii) be sold at market value or, if market conditions warrant, at prices no lower than (or having an exercise price no lower than) a 20% discount to the last bid price of the Common Stock on the day prior to the date that a binding agreement is entered into for the sale of such securities; (vii) to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

1.       Election of Six Directors

FOR all nominees         WITHHOLD AUTHORITY    Nominees: Stephen M. Deixler
listed at right          to vote for all                 Baruch Halpern
(except as marked to     nominees listed at              Alexander C. Stark, Jr.
the contrary)            right                           Frank S. Russo
                                                         Kam Saifi
         [_]                     [_]                     Vincent Curatolo

If you wish to withhold authority to vote for any individual nominee, write that nominee's name in the space below.

The Board of Directors Recommends a Vote FOR ALL LISTED NOMINEES

2. Proposal to approve an amendment to the Company's Certificate of Incorporation to effect a reverse stock split of the Company's Common Stock.

              FOR                  AGAINST                ABSTAIN
              [_]                    [_]                    [_]

The Board of Directors Recommends a Vote FOR the Amendment to the Company's Certificate of Incorporation.

3.     Proposal to adopt the ION Networks, Inc. 2002 Stock Incentive Plan.

              FOR                  AGAINST                ABSTAIN
              [_]                    [_]                    [_]

The Board of Directors Recommends a Vote FOR the adoption of the ION Networks, Inc. 2002 Stock Incentive Plan.

4. Proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors.

              FOR                  AGAINST                ABSTAIN
              [_]                    [_]                    [_]

The Board of Directors Recommends a Vote FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors.

5. Proposal to approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue.

              FOR                  AGAINST                ABSTAIN
              [_]                    [_]                    [_]

The Board of Directors Recommends a Vote FOR the Amendment to the Company's Certificate of Incorporation.

6. Proposal to approve the issuance of up to 35,000,000 shares of Common Stock or securities convertible into or exercisable for up to 35,000,000 shares of Common Stock (such as convertible preferred stock or warrants) or any of the foregoing in combination, at such prices and on such terms as may be approved by the Board of Directors; provided that such issuance(s) would (i) generate gross proceeds to the Company in an aggregate amount not to exceed $7,000,000, (ii) occur within three months after the date this proposal is approved by our stockholders, and (iii) be sold at market value or, if market conditions warrant, at prices no lower than (or having an exercise price no lower than) a 20% discount to the last bid price of the Common Stock on the day prior to the date that a binding agreement is entered into for the sale of such securities.


              FOR             AGAINST             ABSTAIN
              [_]               [_]                 [_]

The Board of Directors Recommends a Vote FOR the Board of Directors to issue up to 35,000,000 shares of Common Stock or shares of convertible securities or debt instruments convertible into shares of Common Stock or any of the forgoing in combination, at such prices (subject to the minimum price described in the proposal) and on such terms as may be approved by the Board of Directors.

7. The proxies are authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting.


                                     Dated: ________________________, 2002

                                     ___________________________________________
                                                 Print Full Name

                                     ___________________________________________
                                                   Signature

                                     ___________________________________________
                                                 Print Full Name

                                     ___________________________________________
                                              Signature if held jointly

                                            (Signature(s) should conform to
                                            names as registered. For jointly
                                            owned shares, each owner should
                                            sign. When signing as attorney,
                                            executor, administrator, trustee,
                                            guardian or officer of a
                                            corporation, please give full
                                            title.)